EXHIBIT 23.1


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in or made part of this registration statement.

                                         /S/ ARTHUR ANDERSEN LLP

San Diego, California
March 19, 1998